EXHIBIT NO. 99.(a) 9

MFS VARIABLE INSURANCE TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF SERIES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended (the “Declaration”), of MFS Variable Insurance Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby certify that MFS Research International Series, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 27, 2015 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned.

STEVEN E. BULLER	JOHN P. KAVANAUGH
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MAUREEN R. GOLDFARB	MARYANNE L. ROEPKE
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

DAVID H. GUNNING	ROBIN A. STELMACH
David H. Gunning c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

WILLIAM R. GUTOW	LAURIE J. THOMSEN
William R. Gutow c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MICHAEL HEGARTY	ROBERT W. UEK
Michael Hegarty c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert W. Uek c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199